Exhibit 10

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934 and are indicated by *****.

STATE STREET BANK LETTER AGREEMENT

Syntel, Inc.

State Street Syntel Services Private Limited

c/o Syntel, Inc.

Chief Administrative Officer

525 E. Big Beaver Road, 3rd Floor

Troy, MI 48083

United States of America

Gentlemen:

Reference is hereby made to the:

(i)	Shareholders Agreement dated February 1, 2005 between State Street International Holdings (“SSIH”), Syntel Delaware, Inc. (“Syntel DE”) and State Street Syntel Services (Mauritius) Limited (formerly Syntel Solutions (Mauritius) Limited)) (the “JV Holding Co.”), as amended by a First Amendment to Shareholders Agreement dated August 30, 2006 (as so amended, the “Shareholders Agreement”);

(ii)	the Master Business Process Services Agreement dated February 1, 2005 between State Street Bank and Trust Company (“State Street”), State Street Syntel Services Private Limited (formerly Syntel Sourcing Private Limited) (“JV Operating Co.”) and Syntel, Inc. (“Syntel”) (the “MSA” and together with the Shareholders Agreement, the “Agreements”).

State Street, SSIH, Syntel and the JV Operating Co. have agreed to effect the following modifications to the Agreements:

1.	Effective June 1, 2010 Syntel Sourcing shall discount the fees due and payable under the Fee Schedules (such term and each other capitalized term used herein without definition shall have the meanings given to them in the relevant Agreement) by ***** (the “Fee Discount”). Each invoice issued by the JV Operating Co. shall specify (i) the applicable fees which would otherwise be payable in accordance with the Fee Schedules (without reference to the Fee Discount), (ii) the amount of the Fee Discount (expressed as a dollar value), and (iii) the total discounted fees that are due and payable under such invoice.

2.	JV Operating Co. shall provide a ***** credit ($*****) against the fees which would otherwise be payable in accordance with the Fee Schedules, which credit shall be applied in eight (8) equal installments of ***** ($*****) commencing with the invoice issued in June 2010 and continuing in each of the seven (7) invoices issued every three months thereafter (i.e., September 2010, December 2010, March 2011, June 2011, September 2011, December 2011, and March 2012). Each of the invoices so issued shall specify (i) the applicable fees which would otherwise be payable in accordance with the Fee Schedules, as modified by Section 1 of this letter and (ii) the fees payable after application of the credit required under this Section 2.

3.	JV Operating Co. hereby waives its termination right under Section 16.3.1 of the MSA until February 1, 2012.

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4.	SSIH waives its rights under Section 11.7 of the Shareholders Agreement to purchase all the Shares of the JV Holding Co. owned by Syntel, its Affiliates, its designees or nominees for the period commencing on the date hereof and ending on the earlier to occur of (i) the date on which State Street provides notice of its decision to terminate the MSA pursuant to Section 16.2.2 of the MSA or (ii) January 16, 2012. The parties agree that if SSIH exercises its rights to purchase all the Shares of the JV Holding Co., the MSA shall automatically be extended for the period of time necessary to complete the purchase of the Shares.

5.	State Street, JV Holding Co. and Syntel agree to discuss and modify the non-compete provisions in the Master Services Agreement to a mutually agreeable level.

6.	Except as set forth in this letter, all of the other terms and provisions of the Agreements remain unmodified and continue to have full force and effect in accordance with their respective terms. This letter may be executed in one or more counterparts, each of which shall constitute an original, and all of which collectively shall constitute a single instrument.

Please acknowledge your agreement with the terms of this letter by signing in the space provided below and returning an original countersigned copy to David P. Keohane, State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111.

If you have any questions regarding this waiver, please do not hesitate to contact Mr. Keohane at 617-664-0901.

STATE STREET BANK AND TRUST COMPANY

    on behalf of itself and its Affiliates

By:	/s/ Robert Kaplan
Name:	Robert Kaplan
Title:	Executive Vice President

STATE STREET INTERNATIONAL HOLDINGS

By:	/s/ James C. Caccivio, Jr.
Name:	James C. Caccivio, Jr.
Title:	Senior Vice President

Acknowledged and Agreed:

SYNTEL, INC.

By:	/s/ Daniel M. Moore
Name:	Daniel M. Moore
Title:	Chief Administrative Officer
Date: June 1, 2010

STATE STREET SYNTEL SERVICES PRIVATE LIMITED

By:	/s/ Daniel M. Moore
Name:	Daniel M. Moore
Title:	Chief Administrative Officer
Date: June 1, 2010

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